UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2004

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

SECTION 8 – OTHER EVENTS ITEM 8.01 OTHER EVENTS

Palisades Master Fund, L.P. and PEF Advisors, Ltd. against Smartire Systems, Inc.

On or about August 20, 2004, a Summons and Complaint was filed in the Supreme Court of the State of New York on behalf of Palisades Master Fund, L.P. and PEF Advisors, Ltd. as plaintiffs. The complaint alleges Smartire Systems, Inc. breach of contract relating to convertible debentures and seeks compensatory damages in the aggregate amount of $904,238.54 or specific performance.

Bristol Investment Fund, Ltd. against Smartire Systems, Inc.

On September 1, 2004, a Summons and Complaint was filed in the Supreme Court of the State of New York on behalf of Bristol Investment Fund, Ltd as plaintiff. The complaint alleges Smartire Systems, Inc. has defaulted on a convertible debenture and as a result the plaintiff is entitled to damages in excess of $200,000 for principal, interest, penalties, both liquidated and compensatory, and to specific performance concerning the issuance of 500,000 shares of common stock.

2
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.
/s/ Jeff Finkelstein By: Jeff Finkelstein Chief Financial Officer
Date: September 10, 2004